UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

CommerceTel Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

8929 Aero Drive, Suite E
San Diego, CA 92123
 (Address of principal executive offices) (zip code)

(866)622-4261
 (Registrant’s telephone number, including area code)

4600 Lamont Street #4-327
San Diego, CA 92109-3535
(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, New York 10036
Phone: (212) 584-7805
Fax: (646) 380-6899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On January 11, 2011, CommerceTel Corporation (the “Company”) entered into an employment agreement with Dennis Becker (the “Agreement”).  Under the terms of the Agreement, Mr. Becker will serve as the Company’s President and Chief Executive Officer for an initial term of three years from December 24, 2010 (the “Effective Date”).  Unless terminated no less than 90 days prior to the expiration date by either party, the Agreement is renewed automatically for successive one year periods.  Under the Agreement, Mr. Becker is paid a base annual salary of $120,000.  The base salary is subject to an annual increase at the sole discretion of the Company’s Board of Directors.  In addition to regular annual increases, the base salary will be increased by $30,000 (up to a cumulative maximum of $60,000) for each acquisition of the stock or all or substantially all of the assets of a third party entity, or the formation of joint ventures resulting in operating cash flows minus capital expenditures and dividends of no less than $25,000 during a three month period ending six months after the completion of each such acquisition or formation of such joint venture.  In addition, his salary will be increased to $225,000 in the event the Company completes a financing transaction of no less than $3,000,000 and it completes one acquisition.  The board may further award him, at its sole discretion, an annual bonus of up to 50% of his base salary and grant him stock options.

If the Agreement is terminated by the Company without cause (as defined in the Agreement) or the Company notifies Mr. Becker that it will not renew the Agreement, the Company will be required to pay him a severance payment equal to six months payable in regular intervals following such termination or expiration of the Agreement.

The Company includes non-compete, non-solicitation, intellectual property assignment and confidentiality provisions that are customary in the Company’s industry.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

10.1	Employment Agreement with Dennis Becker effective as of December 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCETEL CORPORATION

January 18, 2011	By:	/s/ Dennis Becker
Chief Executive Officer